December 2, 2010

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 187 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 187 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 187 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

EXHIBIT A

1.

7Twelve Balanced Fund

2.

13D Activist Fund

3.

Adaptive Allocation Fund

4.

Altegris Managed Futures Strategy Fund

5.

Arrow Alternative Solutions Fund

6.

Arrow Commodity Strategy Fund

7.

Arrow DWA Balanced Fund

8.

Arrow DWA Systematic RS Fund

9.

Arrow DWA Tactical Fund

10.

Arrow Managed Futures Trend Fund

11.

Astor LS Balanced Fund

12.

Autopilot Managed Growth Fund

13.

BTS Bond Asset Allocation Fund

14.

Beech Hill Total Return Fund

15.

Biondo Focus Fund

16.

Biondo Growth Fund

17.

Bishop Volatility Flex Fund

18.

Bull Path Mid Cap Fund

19.

CIFG All Weather Fund

20.

CIFG Strategic Growth Fund

21.

CMG Absolute Return Strategies Fund

22.

CWC Small Cap Fund

23.

Chadwick & D’Amato Fund

24.

Changing Parameters Fund

25.

Chariot Absolute Return Currency Fund

26.

The Collar Fund

27.

The Currency Strategies Fund

28.

EAS Genesis Fund

29.

EAS Global Cycle Fund

30.

EM Capital India Gateway Fund

31.

FX Strategy Fund

32.

GMG Defensive Beta Fund

33.

Generations Multi-Strategy Fund

34.

GoalMine Balanced Fund

35.

GoalMine Fixed Income Fund

36.

Gratio Values Fund

37.

Incline Capital Trend Following Fund

38.

Investment Partners Opportunities Fund

39.

KCM Macro Trends Fund

40.

Lacerte Guardian Fund

41.

Leader Short-Term Bond Fund

42.

Leader Total Return Fund

43.

The Long Short Fund

44.

MutualHedge Frontier Legends Fund

45.

MutualHedge Equity Long-Short Legends Fund

46.

MutualHedge Event Driven Legends Fund

47.

Navigator Equity Hedged Fund

48.

Oxford Global Total Return Fund

49.

PSI Market Neutral Fund

50.

PSI Total Return Fund

51.

PSI Strategic Growth Fund

52.

PSI Tactical Growth Fund

53.

Pacific Financial Core Equity Fund

54.

Pacific Financial Explorer Fund

55.

Pacific Financial International Fund

56.

Pacific Financial Strategic Conservative Fund

57.

Pacific Financial Tactical Fund

58.

Palantir Fund

59.

Power Income Fund

60.

Princeton Futures Strategy Fund

61.

RAM Risked-Managed Growth Fund

62.

Rady Contrarian Long/Short Fund

63.

Rady Opportunistic Value Fund

64.

Sierra Core Retirement Fund

65.

SouthernSun Small Cap Fund

66.

Strategic Investing Long/Short Fund

67.

Toews Hedged Emerging Markets Fund

68.

Toews Hedged Growth Allocation Fund

69.

Toews Hedged High Yield Bond Fund

70.

Toews Hedged International Developed Markets Fund

71.

Toews Hedged Large-Cap Fund

72.

Toews Hedged Small & Mid Cap Fund

73.

Wade Core Destination Fund

74.

Wintrust Capital Disciplined Equity Fund

75.

Wintrust Capital Small Cap Opportunity Fund

76.

Wayne Hummer Real Estate 130/30 Fund

77.

Winans Long/Short Fund

78.

Winans Long/Short Gold Strategy Fund

JMS/MVW

619707.19	lah 619707.19